World Surveillance Group Establishes Consortium Teaming Agreement to Further Develop and Commercialize Argus One Airship

Argus One Development Program to Be Relocated to Springfield, Ohio

KENNEDY SPACE CENTER, FL – August 29, 2013 -- World Surveillance Group Inc. (OTCQB: WSGI), a developer of lighter-than-air aerostats and unmanned aerial systems (“UAS”), has signed a teaming agreement with three other companies to establish a consortium to further develop and commercialize its Argus One lighter-than-air unmanned aerial vehicle. As part of the agreement, the Argus One development program will be relocated to Springfield, Ohio from its current location in Easton, Maryland. The parties will also assist the Ohio/Indiana UAS Test Center by fostering the growth of Ohio as a preeminent aerospace and UAS center.

In addition to World Surveillance Group, the initial partners in the consortium are: The Trident Group, Ltd., based in Dublin, Ohio (“Trident”), EWA Government Systems, Inc., based in Herndon, VA and with an office in Dayton, Ohio (“EWA GSI”) and Advanced Virtual Engine Test Cell, Inc., based in Springfield, Ohio (“Avetec”). Additional partners are expected to join the consortium in the future.

Glenn D. Estrella, President and CEO of World Surveillance Group, stated, “The creation of this consortium is a vital step in the continuing development of the Argus One airship. Via the consortium, we will be able to reap the benefits of our partners’ technical expertise in moving this project forward. Another benefit of the relocation of the Argus One program is the close proximity to Wright-Patterson Air Force Base and various major defense contractors and research institutes that are located in the surrounding area. Meanwhile, it will also allow World Surveillance to maintain an in-house focus on our Blimp in a Box™ aerostat system and various other projects.”

“Trident’s confidence in the Ohio LTA UAS Consortium is based on the Consortium’s proven and strong credentialed team members, and the dedication of all members to create a low, mid, and high-altitude lighter than air UAS industry in Ohio,” said Drew West, CEO and President of The Trident Group, Ltd.

Doug Armstrong, President and CEO of EWA GSI stated, “We made a strategic decision to invest in Ohio to support the Air Force and the Ohio/Indiana UAS Test Center and we are pleased to be involved in the Ohio LTA UAS Research, Development and Commercialization Consortium.”

Greg Carter, Director of Air Force Programs at EWA GSI added, “Our participation in the Consortium will be a great opportunity to support WSGI with engineering and test expertise as well as advance Ohio as a UAS leader.”

“Avetec is eager to explore the possibility of using our core competency of modeling and simulation to assist WSGI with their goal of developing unmanned stratospheric airships in Ohio,” stated James Mainord, Avetec Business Development and Legal Director.

The Argus One LTA UAV is designed to operate at mid-altitudes (10,000 to 20,000 foot) and represents a unique patent pending airship design. The airship is designed to be equipped with a stabilization system that autonomously controls the level of rigidity of the airship in flight with an integrated payload bay designed to be capable of initially carrying high-technology sensors, cameras or electronics packages.

As part of the agreement, Trident is responsible for the transfer of the Argus One airship and all related equipment to the new Ohio facility.

For additional information about WSGI, please visit www.wsgi.com.

About World Surveillance Group Inc.

World Surveillance Group Inc. (WSGI) designs, develops, markets and sells lighter-than-air advanced aerostats and UAS capable of carrying payloads that provide persistent intelligence, surveillance and reconnaissance (“ISR”), security and/or wireless communications solutions at low and mid altitudes. WSGI’s aerial assets are designed for integration with electronics systems and other high technology payloads for use by government-related and commercial entities that require real-time ISR or communications support for military, homeland defense, border control, drug interdiction, natural disaster relief, maritime and environmental missions. For more information regarding WSGI, please visit www.wsgi.com, or view our reports and filings with the Securities and Exchange Commission on http://www.sec.gov.

About The Trident Group, Ltd.

The Trident Group Limited is a security services company providing several categories of security-related support to government and private sector entities.  As a Service Disabled Veteran Owned Business it receives preferential consideration on federal contract bidding.  Its subsidiary, Trident Aerial Recon LLC, has developed and provided unmanned aerial system support, consultation and training to different government and academic clients with particular emphasis on Micro Aerial Vehicles.  It has formal and informal working relationships with many governmental, academic and corporate partners in the United States and abroad, including the Ohio/Indiana UAS Test Center based in Springfield, Ohio.

About EWA Government Systems, Inc.

EWA Government Systems, Inc. (EWA GSI), headquartered in Herndon, VA and with offices nationwide, provides products and services to government and commercial markets in engineering, intelligence support, homeland security, special programs, EW operational technology, test & evaluation, and training. Our extensive range of capabilities also includes cockpit simulators, radar simulators, radar design and development, range instrumentation, and wireless applications.

EWA GSI also specializes in software and hardware systems design, systems engineering, development and integration, producing a wide range of digital signal processing products and applications, and training systems to include mission rehearsal systems, computer and web based training, and immersion training. EWA GSI has an established EW Center of Excellence, offers secure engineering and IT labs, and features a Cyber Test Range.

About Advanced Virtual Engine Test Cell, Inc.

Avetec is a public benefit research organization that specializes in providing world-class research, technical computing, and education and workforce opportunities. Avetec’s mission is to solve complex challenges critical to American innovation in defense systems, modeling and simulation, data intensive computing, energy, cyber security, and workforce development, allowing its clients to compete in the global market. Avetec accomplishes its mission through three pillar programs: Applied Research, Applied Technical Computing, and Education/Workforce Development. Through these programs, Avetec is working to advance research and initiate educational partnerships to prepare a skilled future workforce.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include those regarding the Company’s relationship with Trident, EWA GSI, Avetec and other future consortium members, the ability of the consortium members to further develop and/or commercialize the Argus One, the future location of the Argus One program, the consortium members’ ability to either assist the Ohio/Indian UAS Test Center or foster the growth of Ohio as a premiere aerospace and UAS center, the addition of any new consortium members, any potential benefits of the relocation, the Company’s ability to benefit from the consortium members skills or expertise, the consortium’s ability to develop unmanned stratospheric airships, the expected payloads or systems to be carried on the Argus One, the suitability of the Argus One for any particular application, the ability of the Argus One to satisfy customer demands or requirements or meet any specific challenges, the ability of the Argus One to function in accordance with its design expectations, the novelty of the Argus One’s design, the further advancement, development or commercialization of the Company’s other products, the capabilities, characteristics and advantages of, and costs related to, the Company’s technology, products and services, and the ability of the Company to execute on its strategies or to accomplish any of its goals or objectives. The words “forecast,” “project,” “intend,” “expect,” “plan, ” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Contact:

Barbara M. Johnson

World Surveillance Group Inc.
321-452-3545

investors@wsgi.com

Enrique Briz

Dian Griesel Inc.

212-825-3210

www.dgicomm.com